Exhibit 4.1

HASHICORP, INC.

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Fifth Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made and entered into as of March 6, 2020 by and among HashiCorp, Inc., a Delaware corporation (the “Company”), the holders of outstanding Preferred Stock of the Company listed on Schedule I hereto (the “Existing Preferred Holders”) and the purchasers of Series E Preferred Stock of the Company listed on Schedule 1 hereto (the “New Investors” and, together with the Existing Preferred Holders, the “Investors”).

RECITALS

The Company and the Existing Preferred Holders are parties to a Fourth Amended and Restated Investors’ Rights Agreement dated as of October 17, 2018 (the “Prior Agreement”).

The Company and the New Investors have entered into a Series E Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith, pursuant to which the Company desires to sell to the New Investors and the New Investors desire to purchase from the Company shares of the Company’s Series E Preferred Stock (the “Series E Preferred Stock”). A condition to the New Investors’ obligations under the Purchase Agreement is that the Company and the Investors enter into this Agreement in order to provide the Investors (i) certain rights to register shares of the Company’s common stock (the “Common Stock”) issuable upon conversion of the Company’s preferred stock (the “Preferred Stock”) held by the Investors, (ii) certain rights to receive or inspect information pertaining to the Company, and (iii) a right of first offer with respect to certain issuances by the Company of its securities. The Company and the Existing Preferred Holders desire to induce the New Investors to purchase shares of Series E Preferred Stock pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth below.

The Company and the Existing Preferred Holders desire to amend and restate the Prior Agreement in its entirety as set forth herein.

AGREEMENT

The parties agree as follows:

A. Amendment of Prior Agreement; Waiver of Right of First Offer.

Pursuant to Section 5.3 of the Prior Agreement, effective and contingent upon execution of this Agreement by (a) the Company and (b) the holders of the requisite majority of the Registrable Securities (as that term is defined in the Prior Agreement), the Prior Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement, and the Company, the Existing Preferred Holders and the New Investors shall be bound by the provisions hereof as the sole agreement of the Company, the Existing Preferred Holders and the New Investors with respect to the subject matter hereof. The Existing Preferred Holders that are

Major Investors (as that term is defined in the Prior Agreement) hereby waive the right of first offer, including the notice requirements, set forth in Section 2.3 of the Prior Agreement solely with respect to the issuance of Series E Preferred Stock pursuant to the Purchase Agreement, and any issuances of Common Stock upon conversion thereof.

1. Registration Rights.

1.1 Definitions. For purposes of this Section 1:

(a) The term “Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

(b) The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act.

(c) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement.

(d) The term “Preferred Directors” has the meaning set forth in the Company’s Amended and Restated Certificate of Incorporation, as may be amended from time to time (the “Restated Certificate”).

(e) The term “Qualified IPO” has the meaning set forth in the Restated Certificate.

(f) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(g) The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Preferred Stock, other than shares for which registration rights have terminated pursuant to Section 1.15 hereof, and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which such person’s rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (C) the Holder thereof is entitled to exercise any right provided in Section 1 in accordance with Section 1.12 below.

(h) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

(i) The term “SEC” means the U.S. Securities and Exchange Commission.

(j) The term “Securities Act” means the U.S. Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

1.2 Request for Registration.

(a) If the Company shall receive at any time after the earlier of (i) three years after the date of this Agreement or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least such number of the Registrable Securities having an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $10,000,000, then the Company shall, within 10 days after the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its best efforts to file as soon as practicable, and in any event within 90 days of the receipt of such request, a registration statement under the Securities Act covering all Registrable Securities which the Holders request to be registered within 20 days of the mailing of such notice by the Company.

(b) If the Holders initiating the registration request pursuant to Section 1.2(a) above (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each participating Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company (the “Board”), it would be seriously detrimental to the Company and its holders of capital stock for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 60 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than twice in any twelve-month period.

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) after the Company has effected 2 registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

(ii) during the period starting with the date 90 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 90 days after the effective date of, a registration subject to Section 1.3 unless such offering is the initial public offering of the Company’s securities, in which case, ending on a date 180 days after the effective date of such registration subject to Section 1.3; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; and provided further that, in the case of an initial public offering, within 30 days of receiving the written request pursuant to Section 1.2(a), the Company delivers to the Initiating Holders a notification of its intent to file a registration statement for the initial public offering within 60 days; or

(iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4.

1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for holders of capital stock other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 5.4, the Company shall, subject to the cut back provisions of Section 1.8 cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

1.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $2,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its holders of capital stock for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 60 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than twice in any 12-month period; (iv) if the Company has, within the 12-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vi) during the period ending 180 days after the effective date of a registration statement subject to Section 1.3.

(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.

(c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for 120 days, and use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

1.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b), whichever is applicable.

1.7 Expenses of Registration.

(a) Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements, not to exceed $50,000 for each registration, of one counsel for the selling Holders selected by them, with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders (i) have learned of a material adverse change in the condition, business, or prospects of the Company that was not known to the Holders at the time of their request and (ii) have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall not forfeit their rights pursuant to Section 1.2.

(b) Company Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements, not to exceed $30,000 for each registration, of one counsel for the selling Holder or Holders selected by them, with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.

(c) Registration on Form S-3. All expenses incurred in connection with a registration requested pursuant to Section 1.4, including (without limitation) all registration, filing, qualification, printers’ and accounting fees and the reasonable fees and disbursements, not to exceed $30,000 for each registration, of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, and counsel for the Company shall be borne by the Company, and any underwriters’ discounts or commissions associated with Registrable Securities, shall be borne pro rata by the Holder or Holders participating in the Form S-3 registration.

1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by holders of capital stock to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling security holders according to the total amount of securities entitled to be included therein owned by each selling security holder or in such other proportions as shall mutually be agreed to by such selling security holders) but in no event shall the amount of securities of the selling Holders included in the offering be reduced below 20% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case, the selling security holders may be excluded if the underwriters make the determination described above and no other holder’s securities are included. For purposes of the preceding parenthetical concerning apportionment, for any selling security holder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and holders of capital stock of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling security holder,” and any pro-rata reduction with respect to such “selling security holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling security holder,” as defined in this sentence.

1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and security holders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided that in no event shall any indemnity under this subsection 1.10(b), together with any contribution under subsection 1.10(d), exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided that in no event shall any contribution by a Holder under this subsection 1.10(d), together with any indemnification under subsection 1.10(b), exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that the foregoing provisions shall control as to any matter not addressed by the underwriting agreement.

(f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, the termination of any or all provisions of this Agreement, and otherwise.

1.11 Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee (a) of at least 10% of the transferring Holder’s aggregate Registrable Securities originally obtained from the Company (or if the transferring Holder then owns less than 10% of such originally acquired securities, then all remaining Registrable Securities then held by the transferring Holder), or an assignee who, after such assignment, holds at least 2% of the then outstanding Registrable Securities, (b) that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or holder of capital stock of a Holder, (c) that is an affiliated person, fund or entity of the Holder, which means (i) an entity or trust controlling, controlled by, or under common control with, or for the benefit of, a Holder or an Immediate Family Member (as defined below) of a Holder and (ii) with respect to a Holder that is a limited liability company, limited partnership, limited liability partnership or other similar entity, any Affiliate of such Holder (such a person, fund or entity identified in clauses (i) or (ii), an “Affiliated Fund”), or (d) who is a Holder’s ancestor, descendant, spouse or sibling (such a relation, a Holder’s “Immediate Family Member”, which term shall include adoptive relationships), provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if the transferee agrees to be bound by this Agreement and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (i) a partnership who are partners or retired partners of such partnership or (ii) a limited liability company who are members or retired members of such limited liability company (including Immediate Family Members of such partners or members who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

1.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within 120 days of the effective date of any registration effected pursuant to Section 1.2.

1.14 Lock-Up Agreement.

(a) Lock-Up Period; Agreement. If so requested by the Company or the underwriters in connection with the initial public offering of the Company’s securities registered under the Securities Act of 1933, as amended, Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however or whenever acquired (except for those being registered) without the prior written consent of the Company or such underwriters, as the case may be, for 180 days from the effective date of the registration statement, plus such additional period, to the extent required by FINRA rules applicable to the Company at such time, up to a maximum of 216 days from the effective date of the registration statement, and Holder shall execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of such offering.

(b) Limitations. The obligations described in Section 1.14(a) shall apply only if all officers, directors and 1% security holders of the Company are subject to similar restrictions, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.

(c) Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 1.14(a)).

(d) Transferees Bound. Each Holder agrees that prior to the Company’s initial public offering it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.14.

1.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of: (a) after three years following the consummation of a Qualified IPO, (b) at such time following an initial public offering as such Holder holds less than 1.0% of the outstanding securities of the Company as an as-converted fully-diluted basis and Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a three-month period without registration, or (c) following termination of this Agreement, as provided in Section 3.

2. Covenants of the Company.

2.1 Delivery of Financial Statements. The Company shall deliver to each Major Investor (as hereinafter defined) (other than a Major Investor reasonably deemed by the Board to be a competitor of the Company; provided, however, that no Major Investor shall be deemed a competitor of the Company solely by virtue of investing in (or its affiliates investing in) any entity deemed a competitor of the Company):

(a) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and, unless otherwise waived by the Board, including both of the Preferred Directors, audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;

(b) as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

(c) as soon as practicable, but in any event at least 30 days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months, and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

(d) as soon as practicable upon request by a Major Investor, a current, detailed capitalization table.

Notwithstanding anything else in this Section 2.1 to the contrary, the Company may cease providing the information set forth in this Section 2.1 during the period starting with the date 30 days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 2.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

2.2 Inspection. The Company shall permit each Major Investor (except for a Major Investor reasonably deemed by the Board to be a competitor of the Company; provided, however, that no Major Investor shall be deemed a competitor of the Company solely by virtue of investing in (or its affiliates investing in) any entity deemed a competitor of the Company), at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

2.3 Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Agreement, a “Major Investor” shall mean any person who holds at least 2,325,000 shares (subject to adjustment for any stock splits, stock dividends, reclassifications or the like effected after the date hereof) of Registrable Securities. For purposes of this Section 2.3, the term “Major Investor” includes any general partners, managing members and affiliates of a person that is otherwise a Major Investor, including Affiliated Funds. A Major Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates, including Affiliated Funds, in such proportions as it deems appropriate. Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a) The Company shall deliver a notice (the “RFO Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

(b) Within 15 calendar days after delivery of the RFO Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the RFO Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Major Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities). Such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing thereunder. The Company shall promptly, in writing, inform each Major Investor that purchases all the shares available to it (each, a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the 10-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities) issued and held, or issuable upon conversion of the Preferred Stock then held, by all the Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

(c) The Company may, during the 45-day period following the expiration of the periods provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the RFO Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d) The right of first offer in this Section 2.3 shall not be applicable to the issuance of securities that are excluded from the definition of “Additional Stock” pursuant to Article W, Section (B)4(d)(i) of the Restated Certificate.

(e) In addition to the foregoing, the right of first offer in this Section 2.3 shall not be applicable with respect to any Major Investor and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.

2.4 Confidentiality. Each Investor shall keep confidential and shall not disclose, divulge or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 2.4 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals in connection with their services in connection with such Investor’s investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 2.4; (iii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

2.5 Employee Stock. Unless otherwise approved by the Board, including at least one Preferred Director, all current and future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months. Such stock purchase and option agreements may also provide for acceleration of vesting, upon approval by the Board, including at least one Preferred Director. Such stock purchase or option agreements shall not be amended (and no provisions therein shall be waived) unless such amendment or waiver is approved by the Board, including at least one Preferred Director. Any stock grants, award, rights or options made by the Company to any employee or other service provider requires the approval of the Board, including at least one Preferred Director. The Company shall retain a right of first refusal on transfers until the initial public offering of the Company’s securities and the right to repurchase unvested shares at cost.

2.6 Confidential Information and Inventions Agreements. The Company shall cause all employees and consultants of the Company to execute and deliver a proprietary information agreement providing that such employee or consultant (a) is either an at-will employee or consultant of the Company, as the case may be, (b) will maintain all proprietary information of the Company in confidence, (c) will assign all inventions created by such employee or consultant as an employee or consultant during his or her service to the Company, and (d) will not disclose any information related to the Company’s work force and will not solicit any employees from the Company for a period of 12 months should his or her service to the Company be terminated for any reason.

2.7 Foreign Corrupt Practices Act.

(a) The Company represents that it shall not and shall not permit any of its subsidiaries or affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any non-U.S. official, in each case, in violation of the U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall, and shall cause each of its subsidiaries and affiliates to, cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall, and shall cause each of its subsidiaries and affiliates to, maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. Upon reasonable request, the Company agrees to provide responsive information and/or certifications concerning its compliance with applicable anticorruption laws.

(b) The Company shall promptly notify Mayfield XIV, a Cayman Islands Exempted Limited Partnership (“Mayfield XIV”), Mayfield Select, a Cayman Islands Exempted Limited Partnership (together with Mayfield XIV and their respective affiliates, “Mayfield”), and GGV Capital V L.P. (together with its affiliates, “GGV Capital”), for so long as such party is an Investor hereunder, if the Company becomes aware of any Enforcement Action (as defined in the Purchase Agreement). The Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA. The Company shall use its commercially reasonable efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.

2.8 Committee Representation. The Company shall allow the Board member designated by Mayfield XIV and the Board member designated by GGV Capital to serve on any and all committees of the Board, except ad hoc committees specifically formed for independence reasons as to which such member would not be independent.

2.9 Directors’ Liability and Indemnification.

(a) The Restated Certificate and the Bylaws of the Company shall provide (i) for elimination of the liability of director to the maximum extent permitted by law and (ii) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law. In addition, the Company shall enter into and use its commercially reasonable efforts to at all times maintain indemnification agreements with each of its directors to indemnify such directors to the maximum extent permissible under applicable law.

(b) The Company has obtained and shall hereafter maintain in full force and effect director and officer liability insurance in the amount of at least $2,000,000.

2.10 Right to Conduct Activities. The Company hereby agrees and acknowledges that each of the Franklin Investors, Mayfield, GGV Capital, Redpoint Omega II, L.P. (together with its affiliates, “Redpoint”) and Institutional Venture Partners XVI, L.P. (together with its affiliates, “IVP”) are professional investment funds, and as such invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, Franklin, Mayfield, GGV Capital, Redpoint and IVP shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by Franklin, Mayfield, GGV Capital, Redpoint or IVP in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of Franklin, Mayfield, GGV Capital, Redpoint or IVP to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company. For purposes of this Agreement, “Franklin Investors” means (i) Franklin Strategic Series—Franklin Growth Opportunities Fund, (ii) Franklin Templeton Investment Funds—Franklin U.S. Opportunities Fund, and (iii) Franklin Templeton Investment Funds—Franklin Technology Fund.

2.11 Qualified Small Business Stock.

(a) The Company shall not take, or fail to take, any action which would cause the Company’s Series Seed Preferred Stock, Series A Preferred Stock or Series B Preferred Stock (or Common Stock issuable upon conversion of such Preferred Stock (the “IOC Common”)) to fail to qualify as “qualified small business stock” within the meaning of Sections 1045 and 1202 of the Code; provided that, notwithstanding the foregoing, the Company shall not be obligated to (A) take any action, which in its good faith business judgment, is not in the best interests of the Company or its stockholders or (B) refrain from taking any action, which in its good faith business judgment, is in the best interests of the Company or its stockholders. In the event that the Company is or becomes aware that the Company’s Series Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock and/or IOC Common will or may fail to qualify as “qualified small business stock” within the meaning of Sections 1045 and 1202 of the Code, the Company will promptly notify the holders of such Preferred Stock and/or IOC Common and will take such action as may be reasonably requested by such holders to avoid any loss of benefit attributable to such change.

(b) Upon request by a holder of the Company’s Series Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock and/or IOC Common, the Company shall conduct a reasonable investigation to determine whether the shares of such Preferred Stock and/or IOC Common qualify as “qualified small business stock” within the meaning of Code Sections 1045 and 1202, and shall deliver to such holder a duly executed Certificate of Representations in the form attached hereto as Exhibit A as expeditiously as reasonably possible, but in no event later than 10 days following the Company’s receipt of such request.

2.12 IPO Commitment. Subject to the requirements of applicable securities laws and regulations, and in connection with the Company’s first underwritten public offering of its Common Stock under the Securities Act (the “IPO”), the Company shall have the right (at its option and in its sole discretion) to require that IVP purchase from the Company up to ten percent (10%) of the total number of shares of Common Stock to be sold in the IPO (such right, the “IPO Commitment Right”). Notwithstanding the foregoing, the Company shall only have the IPO Commitment Right if the IPO occurs more than one year following October 17, 2018.

2.13 Termination of Certain Covenants.

(a) Each of the covenants set forth in this Section 2 (other than the covenants set forth in Sections 2.4 (Confidentiality), 2.6 (Confidential Information and Inventions Agreements), 2.7 (Foreign Corrupt Practices Act), 2.9 (Directors’ Liability and Indemnification) and 2.11(b) (Qualified Small Business Stock) and 2.12 (IPO Commitment)) shall terminate as to each Holder and be of no further force or effect (i) immediately prior to the consummation of a Qualified IPO, or (ii) upon termination of this Agreement, as provided in Section 3.

(b) The covenants set forth in Sections 2.1 (Delivery of Financial Statements) and 2.2 (Inspection) shall terminate as to each Major Investor and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in Section 2.13(a).

3. Termination of Agreement.

3.1 Termination Events. This Agreement shall terminate and have no further force or effect upon the consummation of a Liquidation Transaction, as defined in the Restated Certificate.

4. Aggregation of Stock. All shares of capital stock of the Company held or acquired by Affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate. As used herein, “Affiliate” means, with respect to any specified Investor, any other person or entity who directly or indirectly, controls, is controlled by or is under common control with the Investor, including, without limitation, any general partner, managing member, officer, director or trustee of the Investor, or any venture capital or other investment fund now or hereafter existing which is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, the Investor, including, without limitation, any investment company registered under the Investment Company Act of 1940 advised or sub-advised by the Investor or any affiliated investment advisor of the Investor, one or more mutual funds, pension funds, pooled investment vehicles or institutional clients advised or sub-advised by the Investor or any affiliated investment advisor of the Investor.

5. Miscellaneous.

5.1 Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of California, without giving effect to principles of conflicts of law.

5.2 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof.

5.3 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of (a) the Company, and (b) the holders of a majority of the Registrable Securities, voting together as a single class on an as-converted-to-Common-Stock basis (other than with respect to the rights of Major Investors, which shall require the holders of a majority of the Registrable Securities held by all Major Investors, voting together as a single class on an as-converted-to-Common-Stock basis); provided, however, that no term of this Agreement may be waived or amended without the written consent of a holder of Registrable Securities or a Major Investor, as the case may be, if the proposed waiver or amendment would affect such holder’s rights or obligations under this Agreement adversely relative to each other holder of Registrable Securities or Major Investor, as the case may be, consenting to the waiver or amendment. Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company for the sole purpose of including additional purchasers of Series E Preferred Stock as “Investors.” Any amendment or waiver effected in accordance with this Section 5.3 shall be binding upon the Company, the Investors and each of their respective successors and assigns.

5.4 Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

5.5 Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or one (1) business day after being sent by overnight courier or sent by email, or five (5) days after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

5.6 Severabilitv. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

5.7 Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

5.8 Counterparts. This Agreement may be executed in any number of counterparts, and by facsimile, pdf or other electronic signature, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first above written.

THE COMPANY:

HASHICORP, INC.

By:	/s/ David McJannet
David McJannet
Chief Executive Officer

Address:
101 2nd Street, Suite 700
San Francisco, CA 94105

SIGNATURE PAGE TO HASHICORP, INC

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

FRANKLIN STRATEGIC SERIES – FRANKLIN GROWTH OPPORTUNITIES FUND

By: FRANKLIN ADVISERS, INC., as investment manager

By:	/s/ Michael McCarthy
Name:	Michael McCarthy
Title:	Executive Vice President and CIO

Address:	One Franklin Parkway, Building 920
San Mateo, California 94403

FRANKLIN TEMPLETON INVESTMENT FUNDS – FRANKLIN U.S. OPPORTUNITIES FUND

By: FRANKLIN ADVISERS, INC., as investment manager

By:	/s/ Michael McCarthy
Name:	Michael McCarthy
Title:	Executive Vice President and CIO

Address:	One Franklin Parkway, Building 920
San Mateo, California 94403

FRANKLIN TEMPLETON INVESTMENT FUNDS – FRANKLIN TECHNOLOGY FUND

By: FRANKLIN ADVISERS, INC., as investment manager

By:	/s/ Michael McCarthy
Name:	Michael McCarthy
Title:	Executive Vice President and CIO

Address:	One Franklin Parkway, Building 920
San Mateo, California 94403

SIGNATURE PAGE TO HASHICORP, INC

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

T. Rowe Price New Horizons Fund, Inc.
T. Rowe Price New Horizons Trust
T. Rowe Price U.S. Equities Trust
MassMutual Select Funds - MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund
Each account, severally not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Gregory Dunham

Name:	Gregory Dunham
Title:	Vice President

Address:
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, Maryland 21202

SIGNATURE PAGE TO HASHICORP, INC

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

T. Rowe Price Global Technology Fund, Inc.
TD Mutual Funds - TD Science & Technology Fund
Each account, severally not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Gregory Dunham

Name:	Gregory Dunham
Title:	Vice President

Address:
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, Maryland 21202

SIGNATURE PAGE TO HASHICORP, INC

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Jeffrey LLC
Bunting Family III, LLC
Bunting Family VI Socially Responsible LLC
Each account, severally not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser

By:	[Signature illegible]

Name:	[Signature illegible]
Title:	Vice President

Address:
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, Maryland 21202

SIGNATURE PAGE TO HASHICORP, INC

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

TRUE VENTURES III, LP, for itself and as Nominee for True Ventures III-A, LP

By: True Venture Partners III, LLC Its General Partner

By: /s/ James G. Stewart
Name: James G. Stewart
Title: COO

Address: 575 High Street, Suite 400
Palo Alto, CA 94301

TRUE VENTURES SELECT II, LP

By: True Venture Partners Select II, LLC Its General Partner

By: /s/ James G. Stewart
Name: James G. Stewart
Title: COO

Address: 575 High Street, Suite 400
Palo Alto, CA 94301

SIGNATURE PAGE TO HASHICORP, INC

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

TRUE VENTURES SELECT III, LP

By: True Venture Partners Select III, LP
Its: General Partner

By: /s/ James G. Stewart
Name: James G. Stewart
Title: COO

Address: 575 High Street, Suite 400
Palo Alto, CA 94301

SIGNATURE PAGE TO HASHICORP, INC

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

GEODESIC CAPITAL FUND I, L.P.

By: /s/ John V. Roos
Name: John V. Roos
Title: Director of the General Partner of the General Partner

Address:
950 Tower Lane, Suite 1100
Foster City, CA 94404

GEODESIC CAPITAL FUND I-S, L.P.

By: /s/ John V. Roos
Name: John V. Roos
Title: Director of the General Partner of the General Partner

Address:
950 Tower Lane, Suite 1100
Foster City, CA 94404

SIGNATURE PAGE TO HASHICORP, INC

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

GGV CAPITAL SELECT L.P.

By: GGV Capital Select L.L.C., its General Partner

By: /s/ Glenn Solomon
Glenn Solomon
Managing Director

GGV CAPITAL V L.P.

By: GGV Capital V L.L.C., its General Partner

By: /s/ Glenn Solomon
Glenn Solomon
Managing Director

GGV CAPITAL V ENTREPRENEURS FUND L.P.

By: GGV Capital V L.L.C., its General Partner

By: /s/ Glenn Solomon
Glenn Solomon
Managing Director

SIGNATURE PAGE TO HASHICORP, INC

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

GGV VII INVESTMENTS, L.L.C.

By: GGV Capital VII L.L.C., its Manager

By: /s/ Glenn Solomon
Glenn Solomon
Managing Director

GGV VII PLUS INVESTMENTS, L.L.C.

By: GGV Capital VII Plus L.L.C., its Manager

By: /s/ Glenn Solomon
Glenn Solomon
Managing Director

SIGNATURE PAGE TO HASHICORP, INC

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

MAYFIELD XIV,
a Cayman Islands Exempted Limited Partnership

By:	MAYFIELD XIV MANAGEMENT (EGP), L.P., a Cayman Islands Exempted Limited Partnership

Its:	General Partner

By:	MAYFIELD XIV MANAGEMENT (UGP), LTD., a Cayman Islands Exempted Company

Its:	General Partner

By:	/s/ Navin Chaddha

Name:	Navin Chaddha
Title:	Authorized Signatory

Address:	2484 Sand Hill Road
Menlo Park, CA 94025

SIGNATURE PAGE TO HASHICORP, INC

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

MAYFIELD SELECT, a Cayman Islands Exempted Limited Partnership

By:	MAYFIELD SELECT MANAGEMENT (EGP), L.P., a Cayman Islands Exempted Limited Partnership

Its:	General Partner

By:	MAYFIELD SELECT MANAGEMENT (UGP), LTD., a Cayman Islands Exempted Company

Its:	General Partner

By:	/s/ Navin Chaddha

Name:	Navin Chaddha
Title:	Authorized Signatory

Address:	2484 Sand Hill Road
Menlo Park, CA 94025

SIGNATURE PAGE TO HASHICORP, INC

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

MF LEADERS H-E, L.P.,
a Delaware limited partnership

By:	MF Leaders Management, L.L.C.
Its:	General Partner

By:	/s/ Navin Chaddha

Name:	Navin Chaddha
Title:	Authorized Signatory

Address:	2484 Sand Hill Road
Menlo Park, CA 94025

SIGNATURE PAGE TO HASHICORP, INC

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

REDPOINT OMEGA II, L.P., by its General Partner

Redpoint Omega II, LLC

By:	/s/ Scott C. Raney
Scott C. Raney, Managing Director

REDPOINT OMEGA ASSOCIATES II, LLC, as nominee

By:	/s/ Scott C. Raney
Scott C. Raney, Managing Director

SIGNATURE PAGE TO HASHICORP, INC

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

REDPOINT OMEGA III, LP, by its General Partner

Redpoint Omega III, LLC

By:	/s/ Scott C. Raney
Scott C. Raney, Managing Director

REDPOINT OMEGA ASSOCIATES III, LLC, as nominee

By:	/s/ Scott C. Raney
Scott C. Raney, Managing Director

Contact info:

3000 Sand Hill Road
Building 2, Suite 290
Menlo Park, CA 94025

SIGNATURE PAGE TO HASHICORP, INC

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

INSTITUTIONAL VENTURE PARTNERS XVI, L.P.

By: Institutional Venture Management Holdings XVI, LLC, its General Partner
By: Institutional Venture Management XVI, LLC, its Manager

By: /s/ Tom Loverro
Name: Tom Loverro
Title: Managing Director

SIGNATURE PAGE TO HASHICORP, INC

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

CISCO INVESTMENTS LLC

By: /s/ Mark Gorman
Name: Mark Gorman
Title: President

SIGNATURE PAGE TO HASHICORP, INC

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SCHEDULE I

SCHEDULE OF INVESTORS

Existing Preferred Holders

True Ventures III, L.P.

True Ventures Select II, LP

Institutional Venture Partners XVI, L.P.

Bessemer Venture Partners IX L.P.

Bessemer Venture Partners IX Institutional L.P.

Haystack Fund

Courtney Guertin

Mayfield XIV, a Cayman Islands Exempted Limited Partnership

Mayfield Select, a Cayman Islands Exempted Limited Partnership

GGV Capital V L.P.

GGV Capital V Entrepreneurs Fund L.P.

GGV Capital Select L.P.

The Board of Trustees of the Leland Stanford Junior University (SEVF II)

The Board of Trustees of the Leland Stanford Junior University (LSVF)

The Board of Trustees of the Leland Stanford Junior University (DAPER I)

Redpoint Omega II, L.P.

Redpoint Omega Associates II, LLC

New Investors

Franklin Strategic Series - Franklin Growth Opportunities Fund

Franklin Templeton Investment Funds - Franklin U.S. Opportunities Fund

Franklin Templeton Investment Funds - Franklin Technology Fund

True Ventures Select III, LP

T. Rowe Price New Horizons Fund, Inc.

T. Rowe Price New Horizons Trust

T. Rowe Price U.S. Equities Trust

MassMutual Select Funds - MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund

T. Rowe Price Global Technology Fund, Inc.

TD Mutual Funds - TD Science & Technology Fund

Jeffrey LLC

Bunting Family III, LLC

Bunting Family VI Socially Responsible LLC

GGV VII Investments, L.L.C.

GGV VII Plus Investments, L.L.C.

Redpoint Omega III, L.P.

Redpoint Omega Associates III, LLC

Geodesic Capital Fund I, L.P.

Geodesic Capital Fund I-S, L.P.

Cisco Investments LLC

MF Leaders H-E, L.P.

Exhibit A

CERTIFICATE OF REPRESENTATIONS

REGARDING QUALIFIED SMALL BUSINESS STOCK

THIS CERTIFICATE OF REPRESENTATIONS REGARDING QUALIFIED SMALL BUSINESS STOCK (this “Certificate”) is executed as of                                 by HASHICORP, INC., a Delaware corporation (the “Company”), for the benefit of                          (collectively, “Investor”). As used herein, the term “Stock” means those shares of Company stock issued by the Company to Investor and described more fully on SCHEDULE A hereto.

Representations

Subject to the limitations and qualifications set forth below, the Company hereby represents as follows:

1. The Company has conducted a reasonable investigation into the question of whether the Stock is “qualified small business stock” (“QSBS”) within the meaning of Sections 1045 and 1202 of the Internal Revenue Code of 1986, as amended (the “Code”) and Sections 18152.5 and 18038.5 of the California Revenue and Taxation Code;

2. The Company agrees to use its reasonable business efforts to not take, or fail to take, any action which would cause the Stock to fail to qualify as “qualified small business stock” within the meaning of Sections 1045 and 1202 of the Code and Sections 18152.5 and 18038.5 of the California Revenue and Taxation Code. In the event that the Company is or becomes aware that the Stock will or may fail to qualify as “qualified small business stock” within the meaning of Sections 1045 and 1202 of the Code or Sections 18152.5 and 18038.5 of the California Revenue and Taxation Code, the Company will promptly notify Investor;

3. Upon request by Investor, the Company shall conduct a reasonable investigation to determine whether the Stock qualify as “qualified small business stock” within the meaning of Code Sections 1045 and 1202 and Sections 18152.5 and 18038.5 of the California Revenue and Taxation Code, and shall transmit, in writing, the results of such investigation to Investor as expeditiously as reasonably possible, but in no event later than 10 days following the Company’s receipt of such request; and

4. As of the date first above written, and assuming that Investor has not sold the Stock, all of the Stock is QSBS.

Qualifications and Limitations

1. Qualification of the Stock as QSBS is based, in part, on the value of Company stock or other assets at certain relevant times. For purposes of the representations made in this Certificate, the Company has made a good faith determination of such values, taking into account all material facts and circumstances, but cannot guarantee that the Internal Revenue Service or California tax authorities will not successfully assert that such determination is incorrect.

2. Qualification of the Stock as QSBS is based, in part, on whether the Company has been engaged in the active conduct of one or more qualified trades or businesses. The term “qualified trade or business” set forth in Section 1202(e)(3) of the Code is not clearly defined in all respects. For purposes of the representations made in this Certificate, the Company has made a good faith effort to apply the definition of qualified trade or business set forth in Section 1202(e)(3) of the Code, but cannot guarantee that the Internal Revenue Service or California tax authorities will not successfully assert a contrary definition.

3. Qualification of the Stock as QSBS is based, in part, on whether at least eighty percent (by value) of the Company’s assets have been used in the active conduct of one or more qualified trades or businesses. For this purpose, assets held as “working capital” of a qualified trade or business within the meaning of Section 1202(e)(6) of the Code are treated as used in the active conduct of such trade or business. The term “working capital” set forth in Section 1202(e)(6) of the Code is not clearly defined in all respects. For purposes of the representations made in this Certificate, the Company has made a good faith effort to apply the definition of working capital set forth in Section 1202(e)(6) of the Code, but cannot guarantee that the Internal Revenue Service or California tax authorities will not successfully assert a contrary definition.

4. Qualification of the Stock as QSBS is based, in part, on whether the Company purchased any of its stock from a person related to Investor during a relevant testing period. For purposes of the representations made in this Certificate, the Company has made a good faith determination that such purchases did not occur, but cannot guarantee that the Internal Revenue Service or California tax authorities will not successfully assert that such determination is incorrect.

5. While the representations contained herein are made in good faith, the Company assumes no liability for the failure of the Stock to qualify as QSBS.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has executed this Certificate as of the date first above written.

HASHICORP, INC.

By:

Name:

Title:

SCHEDULE A

Fund Name	Class of Stock	Original Issue Date	Original Number of Shares
GGV Capital V L.P.	Series B Preferred Stock	September 2, 2016	5,074,652
GGV Capital V Entrepreneurs Fund L.P.			186,240
Mayfield XIV, a Cayman Islands Exempted Limited Partnership	Series B Preferred Stock	September 2, 2016	2,391,314
True Ventures III, L.P.	Series B Preferred Stock	September 2, 2016	956,525
Redpoint Omega II, L.P.	Series B Preferred Stock	September 2, 2016	2,869,577
Redpoint Omega Associates II, LLC			86,087

The Company effected a 3-for-2 forward split of all of its then-outstanding stock on December 15, 2017 (the “Stock Split”). The issue dates, stock certificate numbers and number of shares set forth above in this Schedule A have not been updated to reflect the Stock Split.